UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 16, 2024, Viridian Therapeutics, Inc. (the “Company”) issued a press release announcing topline data from a phase 3 randomized trial of veligrotug (formerly VRDN-001), a differentiated humanized monoclonal antibody targeting IGF-1R, in patients with chronic thyroid eye disease (“TED”), which the Company refers to as the THRIVE-2 trial.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 16, 2024, the Company announced topline data from the THRIVE-2 trial. The following summarizes the data and other clinical updates.

THRIVE-2 Phase 3 Topline Results

THRIVE-2 Clinical Activity Data

THRIVE-2 met all primary and secondary endpoints at the 15-week primary analysis timepoint after five infusions of veligrotug, showing statistically significant responses on all of the measured signs and symptoms of TED: proptosis, clinical activity score (“CAS”), and diplopia. THRIVE-2 enrolled a total of 188 patients, randomized to veligrotug (n = 125) and placebo (n = 63). The mean time since onset of TED in this patient population was 69.8 months.

The key data at the primary efficacy analysis timepoint of 15 weeks are as follows:

Proptosis:

•

Proptosis Responder Rate (“PRR”): 56% in veligrotug patients, compared with 8% in placebo patients (48% placebo-adjusted, p < 0.0001). PRR was statistically significant at all time points, including as early as three weeks after just one infusion, demonstrating a rapid onset of response. PRR is defined as at least a 2-millimeter (mm) reduction in proptosis from baseline in the study eye without worsening in the fellow eye (≥2 mm increase), as measured by exophthalmometry. PRR results as measured by MRI/CT were consistent with those measured by exophthalmometry at the primary efficacy analysis timepoint. For patients treated with veligrotug, PRR at each measured time point was: 25%, 40%, 50%, 54%, and 56% (at weeks 3, 6, 9, 12, and 15, respectively). PRR for patients receiving placebo ranged from 8-13% across the time points.

•

Proptosis Mean Reduction: 2.34mm mean reduction in proptosis from baseline in veligrotug patients, compared with 0.46mm reduction in placebo patients (1.9mm placebo-adjusted, p < 0.0001). Patients receiving veligrotug had a mean change in proptosis from baseline of -1.06, -1.70, -2.04, -2.22, and -2.34 mm (at weeks 3, 6, 9, 12, and 15, respectively). Mean change in proptosis for patients receiving placebo was -0.46 mm to -0.75 mm across time points. Proptosis Mean Reduction was statistically significant at all time points.

Diplopia:

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Diplopia Response: 56% of veligrotug patients achieved a diplopia response, compared with 25% of placebo patients (31% placebo-adjusted, p = 0.0006). Rapid onset observed as early as six weeks after just two infusions. Diplopia response is defined as patients achieving a reduction of at least 1 on the Gorman subjective diplopia scale at week 15, for those patients with diplopia at baseline (n = 102). Patients receiving veligrotug had a diplopia responder rate at a rate of 29%, 47%, 52%, 55%, and 56% (at weeks 3, 6, 9, 12, and 15, respectively). Diplopia responder rate for patients receiving placebo ranged from 14-25% across the time points.

•

Diplopia Complete Resolution: 32% of veligrotug patients achieved complete resolution of diplopia, compared with 14% of placebo patients (18% placebo-adjusted, p = 0.0152). Rapid onset observed as early as six weeks after just two infusions. Diplopia resolution is defined as patients achieving a score of 0 on the Gorman subjective diplopia scale at week 15, for those patients with diplopia at baseline. Patients receiving veligrotug had diplopia complete resolution at a rate of 18%, 31%, 36%, 33%, and 32% (at weeks 3, 6, 9, 12, and 15, respectively). Diplopia complete resolution for patients receiving placebo ranged from 5-14% across the time points.

Clinical Activity Score:

CAS measures inflammatory signs and symptoms of TED, providing a composite score of pain, as well as redness and swelling of the eyelids and conjunctiva, on a scale from 0 to 7.

•

CAS Reduction to 0 or 1: 54% of veligrotug patients achieved maximal or near-maximal therapeutic effect on CAS, compared with 24% of placebo patients (29% placebo-adjusted, p = 0.006), defined as reaching a CAS of 0 or 1, among patients with a CAS of ≥ 3 at baseline (n = 104).

•

CAS Mean Reduction: 2.9-point mean reduction in CAS from baseline in veligrotug patients, compared with 1.3-point reduction in placebo patients (1.6-point placebo-adjusted, p < 0.0001), among patients with a CAS of ≥ 3 at baseline.

Overall Response:

•

Overall Responder Rate: 56% of veligrotug patients achieved an overall response, compared with 7% of placebo patients (50% placebo-adjusted, p < 0.0001). Overall Responder Rate is defined as achieving a proptosis response without worsening of CAS from baseline (≥ 1 point increase) and without worsening in the fellow eye in either proptosis (2mm increase) or CAS.

THRIVE-2 Safety Data

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Generally Well-Tolerated: Veligrotug was generally well-tolerated with a safety profile consistent with previous veligrotug studies including THRIVE. The majority of adverse events (AEs) were mild, and 94% of veligrotug-treated patients completed their treatment course. The AEs occurring at greater than or equal to 10% frequency in either arm were (veligrotug vs. placebo): muscle spasms (36% vs. 6%), headache (14% vs. 13%), hearing impairment (13% vs. 3%), fatigue (12% vs. 8%), diarrhea (11% vs. 10%), hyperglycemia (10% vs. 5%), and menstrual disorders (33% vs. 10%, of menstruating women in the trial).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release, dated December 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: December 16, 2024	By:	/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Executive Officer, and Director